Exhibit 10.2

STEIN MART, INC.

2001 OMNIBUS PLAN

EQUITY GRANT AGREEMENT FOR KEY EMPLOYEES

March 14, 2016

THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between STEIN MART, INC., a Florida corporation (“Company”), and DAWN ROBERTSON the Key Employee of the Company whose signature is set forth on the signature page hereof (the “Key Employee”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Stein Mart, Inc. 2001 Omnibus Plan as amended (“Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement;

WHEREAS, the purpose of the Plan is to permit Awards under the Plan to be granted to certain Key Employees of and advisors to the Company and its Affiliates and to further specify the terms and conditions under which such individuals may receive such Awards;

WHEREAS, the Key Employee is now employed or engaged by the Company or an Affiliate in a key employee capacity and the Company desires him or her to remain in such capacity, and to secure or increase her ownership of shares of the Company’s common stock (“Shares”) in order to increase her incentive and personal interest in the success and growth of the Company; and

WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Option Grant. (a) Subject to the terms and conditions set forth herein, the Company hereby grants to the Key Employee an option (the “Option”) to purchase from the Company all or any part of the aggregate number of Shares (hereinafter referred to as the “Option Shares”) set forth on the signature page hereof, at the purchase price per Share set forth on the signature page hereof. The Option may not be exercised prior to the Initial Exercise Date set forth on the signature page hereof or after the Expiration Date set forth thereon, except that other than as provided herein, or in the Plan, the Option shall not be exercisable after the termination of the Key Employee’s employment with the Company and all Affiliates. Absence of the Key Employee on leave approved by a duly elected officer of the Company, other than the Key Employee, shall not be considered a termination of employment during the period of such leave. The Option may be exercised in whole or in part (but any exercise shall be for whole Shares) by notice in writing to the Company. The aggregate purchase price for the Shares for which the Option is exercised shall be paid to the Company at the time of exercise in cash, Shares registered in the name of the Key Employee, payment in accordance with a cashless exercise program under which, if so instructed by Key Employee, Shares may be issued directly to Key Employee’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or by a combination thereof, all as provided on the signature page hereof. The approval of the board of directors of the Company is required in order for Shares held by the Key Employee for fewer than six months to be used in payment of the exercise price of the Option. Unless otherwise provided on the signature page hereof, the Option shall not be an Incentive Stock Option for purposes of Section 422 of the Code. Unless otherwise provided on the signature page hereof, the Option shall not have the “reload feature” described in Section 6.1 of the Plan, as of the date of grant.

(b) If the purchase price may be paid wholly or partly in Shares, any Shares tendered in payment thereof shall be free of all adverse claims and duly endorsed in blank by the Key Employee or accompanied by stock powers duly endorsed in blank. Shares tendered shall be valued at Fair Market Value on the date on which the Option is exercised. As used herein, “Fair Market Value” means the per Share closing price on the date in question in the principal market in which the Shares are then traded or, if no sales of Shares have taken place on such date, the closing price on the most recent date on which selling prices were quoted; provided, however, that for any Option that is not an Incentive Stock Option, the Committee (as defined in the Plan) in its discretion may elect to determine Fair Market Value with respect to such Shares, based on the average of the closing prices, as of the date of determination and a period of up to 20 trading days immediately preceding such date. If such proviso is to be applicable, the signature page hereof sets forth the number of trading days in such period.

2. No Transferability of Option. The Option is not transferable other than by will or by the laws of descent and distribution. The Option may be exercised during the life of the Key Employee only by the Key Employee (or her legal representative).

3. Exercise of Option; Vesting. (a) Except as provided herein, the Option shall vest and be exercisable only prior to the Expiration Date, and then only if the Key Employee remains employed by the Company or its Affiliates on the dates set forth in the following table (the “Service Condition”):

From the Grant Date	Cumulative Fraction of Shares Optioned Which Vest & Are Exercisable

1 Year Anniversary	20%

2 Year Anniversary	40%

3 Year Anniversary	60%
4 Year Anniversary	80%
5 Year Anniversary	100%

(b) Notwithstanding the foregoing, in the event of a Change in Control, the Option shall become fully vested.

(c) In addition, notwithstanding the foregoing, if Key Employee’s employment with the Company is terminated by the Company without Cause (as defined below) or Key Employee resigns for Good Reason (as defined below) prior to (x) the Initial Exercise Date or (y) the first anniversary of the Grant Date, the Key Employee shall become vested in a pro-rated portion of the first 20% of the Options based on the number of days during which Key Employee was employed from the Grant Date through the Termination Date, and Key Employee shall be entitled to exercise the Option, to the extent vested and exercisable, until 3 months after such termination of employment.

(d) If the Key Employee’s employment with the Company is terminated by the Company without Cause or Key Employee resigns for Good Reason, in either case after the first anniversary of the Grant Date, Key Employee shall become vested in a pro-rated portion of the next installment of the Option based on the number of days that elapsed between the immediately preceding vesting date and the Termination Date, and Key Employee shall be entitled to exercise the Option, to the extent vested and exercisable, until 3 months after such termination of employment.

(e) In the event of the termination of Key Employee’s employment by the Company due to Key Employee’s death or Disability, then to the extent any portion of the Option is unvested as of such Termination Date, the Company shall pay to Executive the net value of the excess, if any, of the closing price of the Company’s shares on the NASDAQ for the day on which the termination due to death or Disability occurs and the exercise price of such unvested options multiplied by the number of shares subject to options which failed to vest.

(f) If the Key Employee’s employment with the Company is terminated on or after the Initial Exercise Date due to the Key Employee’s Qualified Retirement, then the Service Condition shall be deemed to have been met as of the date of such Qualified Retirement and the Key Employee shall be entitled to exercise the Option until 3 months after such Qualified Retirement.

(g) The Key Employee has an employment agreement with the Company dated as of March 12, 2016 (which agreement as modified or amended from time to time is called the “Employment Agreement”). As used herein, the following terms shall have the same meaning as is ascribed to such terms in the Employment Agreement: “Cause”, “Change in Control”, “Disability”, “Good Reason” and “Termination Date”. In addition, the following term shall have the meaning set forth below:

“Qualified Retirement” means the termination of the Key Employee’s employment with the Company on or after the Key Employee’s 65th birthday as a result of such Key Employee’s normal retirement, and such Key Employee certifies in writing the company that she (i) does not have another job, and (ii) has no present intent of seeking other employment following such retirement.

(h) Notwithstanding anything herein to the contrary: (i) If the Key Employee’s employment with the Company is terminated by the Company for Cause, the Key Employee shall have no right to exercise any portion of any Option not yet exercised as of the date of such termination for Cause and all unvested Option Shares shall be forfeited and (ii) if the Key Employee resigns without Good Reason, the Key Employee shall have the right to exercise any portion of the Option vested as of the date of such resignation without Good Reason for a period of ninety (90) days following such resignation.

4. Beneficiary. (a) The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Key Employee in accordance herewith (the person who is the Key Employee’s Beneficiary at the time of her death herein referred to as the “Beneficiary”) shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Key Employee. The Key Employee may from time to time revoke or change her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

(b) If no such Beneficiary designation is in effect at the time of a Key Employee’s death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee’s estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Key Employee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Option Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

5. No Rights As Stockholder. The Key Employee shall have no rights as a holder of the Option Shares until the issuance of a certificate for the Option Shares.

6. Tax Withholding. (a) It shall be a condition of the obligation of the Company to issue Option Shares to the Key Employee or the Beneficiary, and the Key Employee agrees, that the Key Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the Option.

(b) If the Option is not an Incentive Stock Option, the Key Employee may elect to have the Company withhold that number of Shares of Option Shares otherwise issuable to the Key Employee upon exercise of the Option or to deliver to the Company a number of Shares, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of such exercise. The election must be made in writing and must be delivered to the Company prior to the Tax Date. If the number of shares so determined shall include a fractional share, the Key Employee shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to approval by the Committee, not to be unreasonably withheld or delayed. As used herein, Tax Date means the date on which the Key Employee must include in her gross income for federal income tax purposes the fair market value of the Option Shares over the purchase price therefor.

7. Adjustments in Event of Change in Shares. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares issuable on exercise of the Option, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Shares awarded pursuant to this Agreement, or the terms, conditions, or restrictions of this Agreement; provided, however, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

8. Powers of Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combinations, subdivision or reclassification of the Shares or any reorganization, merger, consolidation, business combination, exchange of Shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Shares or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Key Employee any right to continue in the employment of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate the Key Employee’s employment at any time.

9. Interpretation by Committee. The Key Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its good faith discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the good faith discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Key Employees awarded Option Shares. Notwithstanding the foregoing, the interpretation of the terms “Cause”, “Change in Control, “Disability” and “Good Reason” shall be made in accordance with the provisions of the Employment Agreement.

10. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

(b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d) Any notice, filing or delivery hereunder or with respect to Option Shares shall be given to the Key Employee at either her usual work location or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1200 Riverplace Boulevard, Jacksonville, Florida 32207, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee.

(f) It is the intent of the parties that this Agreement be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance with such intent.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Key Employee has hereunto affixed her hand, all on the day and year set forth below.

STEIN MART, INC.

By:	/s/ D. Hunt Hawkins
Hunt Hawkins, President and Chief Operating Officer

This Option is a Non-Qualified Stock Option

Key Employee: Dawn Robertson		SIGN, FILL IN BENEFICIARY INFORMATION & RETURN ONE COPY TO:

No. of Shares of Option Shares:	800,000	Stein Mart, Inc.

Attn: Greg Kleffner
Purchase Price Per Share:	$7.35	1200 Riverplace Blvd.

Jacksonville, FL 32207
Grant Date:	March 14, 2016

Initial Exercise Date:	September 14, 2016

Expiration Date:	March 13, 2026

PLEASE PRINT BENEFICIARY INFORMATION

Beneficiary:

Address of Beneficiary:

Beneficiary Tax Identification No. or Social Security No.:

Key Employee Signature:	/s/ Dawn H. Robertson